REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Trustees of Franklin New
York Tax-Free Income Fund.

In planning and performing our audit of
the financial statements of Franklin
New York Tax-Free Income Fund for the year ended May
31,2002, we considered its internal control, including controls activities over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Franklin New
York Tax-Free Income Fund is
responsible for establishing and
maintaining internal control. In
fulfilling this responsibility,
estimates and judgments by
management are required
to assess the expected benefits
and related costs of controls.
Generally, controls that are
relevant to an audit pertain to
the entity's objective of
preparing financial statements
for external purposes that are
fairly presented in conformity
with accounting principles
generally accepted in the United
States of America. Those controls
include the safeguarding of
assets against unauthorized
acquisition, use, or disposition.

Because of inherent limitations
in internal control, errors or
irregularities may occur and not
be detected.  Also, projection of
any evaluation of internal
control to
future periods is subject to the
risk that controls may become
inadequate because of changes in
conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants. A material weakness
is a condition in which the
design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk
that misstatements caused by
error or fraud in amounts that
would be material in relation to
the financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal course
of performing their assigned
functions. However, we noted
no matters involving internal
control and its operation,
including controls over
safeguarding securities that we
consider to be material
weaknesses as defined above, as
of May 31, 2002.

This report is intended solely
for the information and use of
the Board of Trustees, management
and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.

PricewaterhouseCoopers LLP

San Francisco,
California
July X, 2002